                                                                  EXHIBIT 25(c)
                                                                  -------------



                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                   ----------------------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) -----

                   ----------------------------------------

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                                  13-5266470
                                                               (I.R.S. employer
                                                             identification no.)

         399 Park Avenue, New York, New York                         10043
         (Address of principal executive office)                   (Zip Code)

                   ----------------------------------------

                             THE HERTZ CORPORATION
              (Exact name of obligor as specified in its charter)

         Delaware                                                13-1938568
         (State or other jurisdiction of                      (I.R.S. employer
         incorporation or organization)                      identification no.)

         225 Brae Boulevard
         Park Ridge, New Jersey                                  07656-0713
         (Address of Principal Executive Offices)                (Zip Code)

                   ----------------------------------------


                                Debt Securities
                      (Title of the indenture securities)

Item 1.          GENERAL INFORMATION.

                 Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                 Name                                      Address

                 Comptroller of the Currency,              Washington, D.C.

                 Federal Reserve Bank of New York          New York, NY

                 Federal Deposit Insurance Corporation     Washington, D.C.

          (b)    Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2.          AFFILIATIONS WITH OBLIGOR.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None.

Item 16.         LIST OF EXHIBITS.

                 Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                 Exhibit 2 - Copy of certificate of authority of the Trustee to commence business.. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

                 Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                 Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                 Exhibit 5 -  Not applicable.

                 Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                 Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A (as of March 31, 1993 - attached).

                 Exhibit 8 -  Not applicable.

                 Exhibit 9 -  Not applicable.




                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 14th day of June, 1994.


                                                  CITIBANK, N.A.


                                                  By  /s/Eugene J. Jaworski
                                                      --------------------
                                                      Eugene J. Jaworski
                                                      Vice President

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                               SUBSIDIARIES OF

                                CITIBANK, N. A.

OF NEW YORK IN THE STATE OF NEW YORK, AT THE CLOSE OF
BUSINESS ON MARCH 31, 1994, PUBLISHED IN RESPONSE
TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER
TITLE 12. UNITED STATES CODE, SECTION 161. CHARTER
NUMBER 1461 COMPTROLLER OF THE CURRENCY NORTH-
EASTERN DISTRICT.

                                    ASSETS
                                                                                                   THOUSANDS
                                                                                                   OF DOLLARS
Cash and balances due from de-
 pository institutions:
         Noninterest-bearing balances
          and currency and coin . . . . . . . . . . . . . . . . . . . . . . . . .                  $6,452,000
         Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . .                   7,339,000
Securities:
         Held-to-maturity securities  . . . . . . . . . . . . . . . . . . . . . .                   3,923,000
         Available-for-sale securities  . . . . . . . . . . . . . . . . . . . . .                   9,604,000
Federal funds sold and securities
         purchased under agreements to
         resell in domestic offices of the
         bank and of its Edge and Agree-
         ment subsidiaries, and in IBFs:
         Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1,416,000
         Securities purchased under
         agreements to resell . . . . . . . . . . . . . . . . . . . . . . . . . .                   3,128,000
Loans and lease financing receiv-
         ables:
          Loans and leases net of un-
           earned income . . . . . . . . . . . . . . .             $116,456,000
          LESS:  Allowance for loan
            and lease losses . . . . . . . . . . . . .                3,578,000
                                                                   ------------
         Loans and leases, net of un-
          earned income and allowance . . . . . . . . . . . . . . . . . . . . . .                 112,878,000
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . .                  38,412,000
Premises and fixed assets (includ-
 ing capitalized leases)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   3,107,000
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   3,170,000
Investments in unconsolidated
 subsidiaries and associated com-
 panies           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1,008,000
Customers' liability to this bank
 on acceptances outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1,368,000
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      15,000
Other assets      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   7,397,000
                                                                                                 ------------
TOTAL ASSETS      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                $199,217,000
                                                                                                 ============

                                    LIABILITIES

Deposits:
         In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . .                $ 34,936,000
                 Noninterest-
                  bearing . . . . . . . . . . . . . .              $12,668,000
                 Interest-
                  bearing . . . . . . . . . . . . . .               22,268,000
                                                                    ----------
         In foreign offices, Edge and
          Agreement subsidiaries, and
          IBFs    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 100,380,000
                 Noninterest-
                  bearing . . . . . . . . . . . . . .              $ 6,932,000
                 Interest-
                  bearing . . . . . . . . . . . . . .               93,448,000
                                                                    ----------
Federal funds purchased and se-
         curities sold under agreements
         to repurchase in domestic offices
         of the bank and of its Edge and
         Agreement subsidiaries, and in
         IBFs:
         Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . . . .                   2,556,000
         Securities sold under agree-
         ments to repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . .                   1,568,000
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  21,074,000
Other borrowed money:
         With original maturity of one
         year or less . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   7,837,000
         With original maturity of more
         than one year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   3,844,000
Mortgage indebtedness and obli-
 gations under capitalized leases . . . . . . . . . . . . . . . . . . . . . . . .                     220,000
Bank's liability on acceptances ex-
 ecuted and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1,386,000
Notes and debentures subordi-
 nated to deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   4,700,000
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   9,121,000
                                                                                                 ------------
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                $187,622,000
                                                                                                 ------------

                                    EQUITY CAPITAL

Common stock      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                $    751,000
Surplus           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   5,928,000
Undivided profits and capital re-
 serves           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   5,373,000
Net unrealized holding gains (losses)
 on available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . .                     191,000
Cumulative foreign currency
 translation adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    (648,000)
                                                                                                 ------------
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                $ 11,595,000
                                                                                                 ------------
TOTAL LIABILITIES AND
  EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                $199,217,000
                                                                                                 ============

         I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                      ROGER W. TRUPIN

         We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

PAUL J. COLLINS                                  )
PEPYUAN CHIA                                     )        Directors
CHRISTOPHER J. STEFFEN                           )